EXHIBIT 99.1

Terra Tech's First Nevada-Based Medical Cannabis Dispensary

Approved by the Las Vegas City Council

Grand Opening to be held on April 20, 2016 at 1921 Western Avenue in Las Vegas, Nevada

NEWPORT BEACH, Ca. – April 6, 2016 – Terra Tech Corp. (OTCQX: TRTC) ("Terra Tech" or the "Company"), a vertically integrated, cannabis-focused agriculture company, today announced that Terra Tech's first Nevada-based medical cannabis dispensary, located at 1921 Western Avenue in Las Vegas, has had its final business license approved by the Las Vegas City Council.

Terra Tech now possesses all the permits issued by the City of Las Vegas necessary to operate this medical cannabis dispensary. The Company is still awaiting final issuance of the State Registration Certificate from the State of Nevada, which is expected to be issued upon completion of the State of Nevada's operations inspection. The Grand Opening of the dispensary will be held on April 20, 2016.

Derek Peterson, CEO of Terra Tech Corp., commented, "We are delighted to receive the City of Las Vegas Business License for our first-ever medical cannabis dispensary to be located in Nevada. We see tremendous opportunity in Nevada's medical cannabis market and are confident that having a physical presence will enable us to gain market share and position Terra Tech as an industry leader in this emergent market. We encourage members of the local community that have an interest in the health benefits of cannabis to attend our Grand Opening on April 20th to hear more about our offering."

Located adjacent to the Las Vegas Strip, the Western Avenue dispensary will offer patients the Company's proprietary IVXX™ brand of premium medical cannabis, including flowers, shatters, waxes and oils, among other high-quality cannabis products from a range of reputable providers of superior grade medical cannabis. The 3,900 square foot facility is located adjacent to the Las Vegas Strip at 1921 Western Avenue and is expected to benefit from the heavy traffic in Las Vegas.

About Terra Tech

Terra Tech Corp. (TRTC), through its wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies. The company integrates best-of-breed hydroponic equipment with proprietary software and hardware to provide sustainable solutions for indoor agriculture enterprises and home practitioners. Our complete product line is available at specialty retailers throughout the United States, and via our website. TRTC, through its wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as Shoprite, Walmart, Krogers, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. The Company's MediFarm, LLC subsidiaries are focused on medical cannabis businesses throughout Nevada. IVXX, LLC is a wholly-owned subsidiary that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California.

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For more information about Terra Tech Corp. visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

Follow us on Instagram @socal_IVXX

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to : (i) our ability to integrate Black Oak Gallery, a California corporation ("Black Oak") into the Company's operations, (ii) the product demand, market, and customer acceptance of the Company's products, (iii) the Company's ability to obtain financing to expand our operations, (iv) the Company's ability to attract qualified sales representatives, (v) competition, pricing and development difficulties, (vi) the Company's ability to conduct the business of IVXX, Inc., the contemplated businesses of MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC, and, if there are changes in laws, regulations, or government policies related to cannabis, (vii) the Company's ability to conduct operations if disease, insects, or mites affect Edible Garden Corp.'s produce, herbs, and floral products, and (viii) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com